Subject to Completion Preliminary Term Sheet dated August 17, 2016

Filed Pursuant to Rule 433

Registration Statement No. 333-202524

(To Prospectus dated March 5, 2015, Prospectus Supplement dated March 5, 2015 and Product Supplement STOCK INCOME-1 dated

March 5, 2015)

Units	Pricing Date*	August , 2016
$10 principal amount per unit	Settlement Date*	September , 2016
CUSIP No.	Maturity Date*	August , 2022
*Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”)

Income Notes Linked to a

Basket of 20 Common Equity Securities

▪	Maturity of approximately six years

▪	The notes provide annual coupon payments (each, a “Coupon Payment”)

▪	The notes will pay interest at a minimum rate of 0.50% per year. If, however, at least 14 of the 20 specified common equity securities (the “Basket Stocks”) have not decreased in value from the pricing date as measured at the close of a Coupon Determination Date, the notes will pay interest at a maximum rate of [4.50-5.50]% per year on the relevant Coupon Payment Date

▪	The payment at maturity will be the principal amount plus the final Coupon Payment

▪	All payments are subject to the credit risk of HSBC USA Inc.

▪	No listing on any securities exchange

The notes are being issued by HSBC USA Inc. (“HSBC”). Investing in the notes involves a number of risks. There are important differences between the notes and a conventional debt security, including different investment risks and costs. See “Risk Factors” and “Additional Risk Factors” beginning on page TS-6 of this term sheet and “Risk Factors” beginning on page PS-5 of product supplement STOCK INCOME-1.

The estimated initial value of the notes on the pricing date is expected to be between $9.20 and $9.70 per unit, which will be less than the public offering price listed below. The market value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Summary” on page TS-2 and “Risk Factors” beginning on page TS-6 of this term sheet for additional information.

_________________________

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

_________________________

	Per Unit	Total
Public offering price(1)(2)	$ 10.00	$
Underwriting discount(2)	$ 0.25	$
Proceeds, before expenses, to HSBC	$ 9.75	$

(1)	Plus accrued interest from the scheduled settlement date, if settlement occurs after that date.

(2)	For any purchase of 500,000 units or more in a single transaction by an individual investor or in combined transactions with the investor's household in this offering, the public offering price and the underwriting discount will be $9.95 per unit and $0.20 per unit, respectively. See “Supplement to the Plan of Distribution” below.

The notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

Merrill Lynch & Co.

August   , 2016

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Summary

The Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022 (the “notes”) are our senior unsecured debt securities and are not a direct or indirect obligation of any third party. The notes are not deposit liabilities or other obligations of a bank and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction. The notes will rank equally with all of our other senior unsecured debt. All payments due on the notes, including the repayment of principal, depend on the credit risk of HSBC and its ability to satisfy its obligations as they come due. The notes provide you with an annual Coupon Payment. On each Coupon Payment Date, you will receive at least the Minimum Coupon Payment. If, however, the Observation Values of at least 14 of the 20 common equity securities comprising the Market Measure are greater than or equal to their respective Starting Values, then you will receive the Maximum Coupon Payment. Payments on the notes will be calculated based on the $10 principal amount per unit and will depend on our credit risk and the performance of the Basket Stocks. See “Terms of the Notes” below.

The estimated initial value of the notes will be less than the price you pay to purchase the notes. The estimated initial value is determined by reference to our or our affiliates’ internal pricing models and reflects our internal funding rate, which is the borrowing rate we pay to issue market-linked notes, and the market prices for hedging arrangements related to the notes (which may include call options, put options or other derivatives). This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. The difference in the borrowing rate, as well as the underwriting discount and the costs associated with hedging the notes, including the hedging related charge described below, will reduce the economic terms of the notes (including the Maximum Coupon Payment). The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this term sheet relates.

The Market Measure consists of the following common equity securities:

Basket Stock	Ticker	Starting Value ($)
Apple Inc.	AAPL
Allergan plc	AGN
AutoNation, Inc.	AN
Anthem, Inc.	ANTM
Comcast Corporation	CMCSA
Dover Corporation	DOV
Facebook, Inc.	FB
Twenty-First Century Fox, Inc.	FOXA
Frontier Communications Corporation	FTR
General Dynamics Corporation	GD
HP Inc.	HPQ
Eli Lilly and Company	LLY
Lam Research Corporation	LRCX
MetLife, Inc.	MET
Mylan N.V.	MYL
Newell Brands Inc.	NWL
PACCAR Inc.	PCAR
QUALCOMM Incorporated	QCOM
Simon Property Group, Inc.	SPG
AT&T Inc.	T

Income Notes	TS-2

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Terms of the Notes		Coupon Payment Determination
Issuer:	HSBC USA Inc. (“HSBC”)	On each Coupon Determination Date, the Coupon Payment will be determined as follows: The Coupon Payment will equal the Minimum Coupon Payment.
Principal Amount:	$10.00 per unit
Term:	Approximately six years
Market Measure:	A basket of 20 common equity securities (each a “Basket Stock”) as described in “The Basket Stocks” section below.
Starting Value:	For each Basket Stock, its Closing Market Price on the pricing date.
Observation Value:	For each Basket Stock, its Closing Market Price on the applicable Coupon Determination Date, multiplied by its Price Multiplier on that day. Each Coupon Determination Date is subject to postponement if a Market Disruption Event occurs, as described beginning on page PS-17 of product supplement STOCK INCOME-1.
Coupon Determination Dates:	Annually, on August , 2017, August , 2018, August , 2019, August , 2020, August , 2021, August , 2022.
Coupon Payment Dates:	Approximately the fifth business day after the applicable Coupon Determination Date.
Minimum Coupon Payment:	The product of 0.50% and the principal amount.
Maximum Coupon Payment:	The product of [4.50-5.50%] and the principal amount.
Payment at Maturity:	At maturity, we will pay the principal amount of the notes, plus the final Coupon Payment.
Price Multiplier:	For each Basket Stock, 1, subject to adjustment for certain corporate events relating to the Basket Stocks described beginning on page PS-18 of product supplement STOCK INCOME-1.
Fees Charged:	The public offering price of the notes includes the underwriting discount of $0.25 per unit as listed on the cover page and an additional charge of $0.075 per unit more fully described on page TS-29.
Calculation Agent:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and HSBC, acting jointly.

Income Notes	TS-3

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

The terms and risks of the notes are contained in this term sheet and the documents listed below (together, the “Note Prospectus”). The documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website as indicated below or obtained from MLPF&S by calling 1-800-294-1322:

▪	Product supplement STOCK INCOME-1 dated March 5, 2015: https://www.sec.gov/Archives/edgar/data/83246/000114420415014362/v403697_424b2.htm
▪	Prospectus supplement dated March 5, 2015: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm
▪	Prospectus dated March 5, 2015: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 83246. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the section indicated on the cover of this term sheet. The notes involve risks not associated with conventional debt securities. Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement STOCK INCOME-1. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to HSBC.

Investor Considerations

You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:

▪     You anticipate that the Observation Values of at least 14 of the Basket Stocks will not be less than their respective Starting Values on each or most of the Coupon Determination Dates.

▪     You accept that the return on the notes will be limited to the Coupon Payments.

▪     You accept that the Coupon Payment applicable to each annual interest period is uncertain and may be limited to the Minimum Coupon Payment.

▪     You are willing to forgo the interest payments that are paid on conventional interest bearing debt securities.

▪     You are willing to forgo dividends or other benefits of owning shares of the Basket Stocks.

▪     You are willing to accept that a secondary market is not expected to develop for the notes, and understand that the market prices for the notes, if any, may be less than the principal amount and will be affected by various factors, including our actual and perceived creditworthiness, our internal funding rate and the fees charged, as described on page TS-2.

▪     You are willing to assume our credit risk, as issuer of the notes, for all payments under the notes, including the Coupon Payments and the principal amount.

▪     You anticipate that the Observation Values of seven or more of the Basket Stocks will be less than their respective Starting Values on each or most of the Coupon Determination Dates.

▪     You seek an investment that provides annual interest payments with a guaranteed rate or a floating rate that is not limited to the Maximum Coupon Payment.

▪     You seek an uncapped return on your investment.

▪     You want to receive dividends or other distributions paid on the Basket Stocks.

▪     You seek an investment for which there will be a liquid secondary market.

▪     You are unwilling or are unable to take market risk on the notes or to take our credit risk as issuer of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Income Notes	TS-4

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Hypothetical Coupon Payment Calculations

Examples

Set forth below are examples of the calculations of the hypothetical Coupon Payments determined on three different Coupon Determination Dates, based upon the minimum rate of 0.50% per annum, a hypothetical maximum rate of 5.00% per annum (the midpoint of the maximum rate range of 4.50% to 5.50%), the hypothetical Starting Value for each Basket Stock, and a range of hypothetical Observation Values on the Coupon Determination Dates.

The hypothetical Starting Value for each Basket Stock used in these examples has been chosen for illustrative purposes only, and does not represent a likely actual Starting Value of any Basket Stock. For recent actual prices of the Basket Stocks, see “The Basket Stocks” section below. In addition, all payments on the notes are subject to issuer credit risk. On the first Coupon Determination Date, only five of the Basket Stocks have Observation Values that are greater than or equal to their Starting Values. As a result, the Coupon Payment on the applicable Coupon Payment Date is the Minimum Coupon Payment of $0.05 per unit.

On the second Coupon Determination Date, fourteen of the Basket Stocks have Observation Values that are greater than or equal to their Starting Values. As a result, the Coupon Payment on the applicable Coupon Payment Date is the Maximum Coupon Payment of $0.50 per unit.

On the third Coupon Determination Date, fifteen of the Basket Stocks have Observation Values that are greater than or equal to their respective Starting Values. As a result, the Coupon Payment on the applicable Coupon Payment Date is the Maximum Coupon Payment of $0.50 per unit. In this example, even though the average increase in the prices of the Basket Stocks is substantially higher, the Coupon Payment does not exceed the Maximum Coupon Payment of $0.50 per unit.

These examples and the table below are for illustration only and reflect hypothetical Coupon Payments only for the first three Coupon Payment Dates. The Coupon Payment on one or more Coupon Payment Dates may be limited to the Minimum Coupon Payment.

		August __, 2017		August __, 2018		August __, 2019
Basket Stock	Hypothetical Starting Value ($)	Observation Value ($)	Observation Value Greater Than or Equal to Starting Value?	Observation Value ($)	Observation Value Greater Than or Equal to Starting Value?	Observation Value ($)	Observation Value Greater Than or Equal to Starting Value?
Apple Inc.	108.00	97.74	No	91.26	No	99.90	No
Allergan plc	252.18	246.34	No	217.33	No	219.89	No
AutoNation, Inc.	48.59	47.97	No	44.75	No	44.84	No
Anthem, Inc.	128.15	105.51	No	106.66	No	107.05	No
Comcast Corporation	67.22	56.20	No	60.11	No	55.57	No
Dover Corporation	73.38	70.29	No	62.49	No	84.02	Yes
Facebook, Inc.	124.88	119.62	No	127.74	Yes	126.88	Yes
Twenty-First Century Fox, Inc.	25.58	20.84	No	26.10	Yes	25.63	Yes
Frontier Communications Corporation	4.88	4.54	No	6.29	Yes	6.25	Yes
General Dynamics Corporation	151.47	143.86	No	169.17	Yes	184.78	Yes
HP Inc	14.19	13.17	No	14.28	Yes	18.94	Yes
Eli Lilly and Company	80.04	71.69	No	88.36	Yes	82.82	Yes
Lam Research Corporation	89.11	65.11	No	96.03	Yes	93.72	Yes
MetLife, Inc.	40.15	35.89	No	45.83	Yes	43.29	Yes
Mylan N.V.	48.79	47.23	No	49.25	Yes	52.75	Yes
Newell Brands Inc.	54.19	57.26	Yes	62.21	Yes	63.67	Yes
PACCAR Inc	57.72	61.07	Yes	65.82	Yes	58.33	Yes
QUALCOMM Incorporated	61.71	71.88	Yes	77.16	Yes	68.54	Yes
Simon Property Group, Inc.	218.98	221.05	Yes	231.20	Yes	231.26	Yes
AT&T Inc.	43.20	44.32	Yes	44.55	Yes	44.85	Yes
Number of Basket Stocks at or above their respective Starting Values			5		14		15
Hypothetical Coupon Rate			0.50%		5.00%		5.00%
Hypothetical Coupon Payment			$0.05 per unit		$0.50 per unit		$0.50 per unit

Income Notes	TS-5

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Risk Factors

We urge you to read the section “Risk Factors” in the product supplement and in the accompanying prospectus supplement. Investing in the notes is not equivalent to investing directly in the Basket Stocks. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, with respect to the notes in light of your particular financial and other circumstances and the information set forth in this term sheet and the accompanying product supplement, prospectus supplement and prospectus.

In addition to the risks in the product supplement identified below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the notes described in the section “— Risks Relating to All Note Issuances.”

▪	Depending on the performance of the Basket Stocks as measured at the close of each Coupon Determination Date, the Coupon Payments on one or more Coupon Payment Dates may be limited to the Minimum Coupon Payment.

▪	Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.

▪	Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes. If we become insolvent or are unable to pay our obligations, you may lose your entire investment.

▪	Your investment return is limited to the return represented by the Maximum Coupon Payment and may be less than a comparable investment directly in the Basket Stocks.

▪	The estimated initial value of the notes will be less than the public offering price and may differ from the market value of the notes in the secondary market, if any. We will determine the estimated initial value by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. Different pricing models and assumptions could provide valuations for the notes that are different from our estimated initial value. The estimated initial value will reflect our internal funding rate we use to issue market-linked notes, as well as the mid-market value of the hedging arrangements related to the notes (which may include call options, put options or other derivatives).

▪	Our internal funding rate for the issuance of these notes is lower than the rate we would use when we issue conventional fixed or floating rate debt securities. This is one of the factors that may result in the market value of the notes being less than their estimated initial value. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the notes may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you.

▪	The price of your notes in the secondary market, if any, immediately after the pricing date will be less than the public offering price. The public offering price takes into account certain costs, principally the underwriting discount, the hedging costs described on page TS-29 and the costs associated with issuing the notes. The costs associated with issuing the notes will be used or retained by us or one of our affiliates. If you were to sell your notes in the secondary market, if any, the price you would receive for your notes may be less than the price you paid for them.

▪	The estimated initial value does not represent a minimum price at which we, MLPF&S or any of our respective affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Basket Stocks and changes in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to maturity could result in a loss to you.

▪	A trading market is not expected to develop for the notes. Neither we nor MLPF&S is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

▪	Our business, hedging and trading activities, and those of MLPF&S and our respective affiliates (including trades in shares of the Basket Stocks), and any hedging and trading activities we, MLPF&S or our respective affiliates engage in for our clients’ accounts, may affect the market value and return of the notes and may create conflicts of interest with you.

▪	You will have no rights as a holder of the Basket Stocks, you will have no rights to receive shares of the Basket Stocks, and you will not be entitled to receive dividends or other distributions by the issuers of the Basket Stocks (each, an “Underlying Company”).

▪	Your return on the notes and the value of the notes may be affected by exchange rate movements and factors affecting the international securities markets.

▪	The terms of the notes will not be adjusted for all corporate events that could affect the Basket Stocks. See “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-18 of product supplement STOCK INCOME-1.

Income Notes	TS-6

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

▪	While we, MLPF&S or our respective affiliates may from time to time own securities of the Underlying Companies, we, MLPF&S and our respective affiliates do not control any Underlying Company, and have not verified any disclosure made by any Underlying Company.

▪	There may be potential conflicts of interest involving the calculation agents, one of which is us and one of which is MLPF&S. We have the right to appoint and remove the calculation agents.

▪	You should consider the U.S. federal income tax consequences of investing in the notes. See “Material U.S. Federal Income Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page PS-30 of product supplement STOCK INCOME-1.

Additional Risk Factors

▪	One Basket Stock has limited historical information. FB has been publicly traded only since 2012. Because one of the 20 Basket Stocks has a limited trading history, your investment in the notes may involve a greater risk than investing in securities linked to stocks with a more established record of performance.

Income Notes	TS-7

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

The Basket Stocks

We have derived the following information about the Underlying Companies from publicly available documents. We have not independently verified the accuracy or completeness of the following information.

Because each Basket Stock is registered under the Securities Exchange Act of 1934, the Underlying Companies are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or through the SEC’s web site at http://www.sec.gov by reference to the applicable CIK number set forth below.

This term sheet relates only to the notes and does not relate to the Basket Stocks or to any other securities of the Underlying Companies. The Underlying Companies will have no obligations with respect to the notes. None of us, MLPF&S, or any of our respective affiliates has participated or will participate in the preparation of the Underlying Companies’ publicly available documents. None of us, MLPF&S, or any of our respective affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the notes. None of us, MLPF&S, or any of our respective affiliates make any representation that the publicly available documents or any other publicly available information regarding the Underlying Companies are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this term sheet, including events that would affect the accuracy or completeness of these publicly available documents that would affect the trading price of the Basket Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Underlying Companies could affect the value of the Basket Stocks and therefore could affect your return on the notes. The selection of the Basket Stocks is not a recommendation to buy or sell shares of the Basket Stocks.

The tables set forth below generally show the quarterly high and low Closing Market Prices of the shares of the Basket Stocks on their primary exchange from the first quarter of 2008 through August 10, 2016; however, for certain Basket Stocks, the tables below show the quarterly high and low Closing Market Prices of the shares of those Basket Stocks from when a particular Basket Stock commenced trading through August 10, 2016. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Income Notes	TS-8

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock trades on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “AAPL.” The company’s CIK number is 320193.

		High ($)	Low ($)
2008	First Quarter	27.85	17.02
	Second Quarter	27.14	21.02
	Third Quarter	25.65	15.04
	Fourth Quarter	15.86	11.50
2009	First Quarter	15.70	11.17
	Second Quarter	20.67	15.53
	Third Quarter	26.59	19.34
	Fourth Quarter	30.23	25.84
2010	First Quarter	33.69	27.44
	Second Quarter	39.15	33.69
	Third Quarter	41.76	34.28
	Fourth Quarter	46.50	39.81
2011	First Quarter	51.88	46.67
	Second Quarter	50.43	45.05
	Third Quarter	59.06	49.04
	Fourth Quarter	60.32	51.94
2012	First Quarter	88.23	58.75
	Second Quarter	90.89	75.73
	Third Quarter	100.30	82.13
	Fourth Quarter	95.92	72.80
2013	First Quarter	78.43	60.01
	Second Quarter	66.26	55.79
	Third Quarter	72.53	58.46
	Fourth Quarter	81.44	68.71
2014	First Quarter	79.62	71.40
	Second Quarter	94.25	73.99
	Third Quarter	103.30	93.09
	Fourth Quarter	119.00	96.26
2015	First Quarter	133.00	105.99
	Second Quarter	132.65	124.25
	Third Quarter	132.07	103.12
	Fourth Quarter	122.57	105.26
2016	First Quarter	109.56	93.42
	Second Quarter	112.10	90.34
	Third Quarter (through August 10, 2016)	108.81	94.99

Income Notes	TS-9

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Allergan plc

Allergan plc manufactures specialty pharmaceuticals and is incorporated in Ireland. The company develops, manufactures, and distributes generic, brand, and over-the-counter products. Allergan offers its pharmaceutical drugs around the world. Its common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “AGN.” The company’s CIK number is 0850693.

		High ($)	Low ($)
2008	First Quarter	29.34	25.74
	Second Quarter	31.14	26.68
	Third Quarter	30.78	26.97
	Fourth Quarter	28.97	20.76
2009	First Quarter	31.11	23.74
	Second Quarter	33.88	28.84
	Third Quarter	37.00	33.00
	Fourth Quarter	40.12	33.94
2010	First Quarter	42.15	37.69
	Second Quarter	44.94	40.57
	Third Quarter	44.92	39.86
	Fourth Quarter	51.95	43.14
2011	First Quarter	57.38	50.59
	Second Quarter	68.73	56.51
	Third Quarter	72.10	60.04
	Fourth Quarter	70.52	59.65
2012	First Quarter	67.06	55.89
	Second Quarter	76.16	65.85
	Third Quarter	85.16	74.69
	Fourth Quarter	90.85	82.72
2013	First Quarter	92.11	83.10
	Second Quarter	130.20	92.46
	Third Quarter	144.30	122.08
	Fourth Quarter	168.00	137.30
2014	First Quarter	227.26	167.93
	Second Quarter	224.21	188.83
	Third Quarter	248.00	202.72
	Fourth Quarter	270.61	217.24
2015	First Quarter	317.06	255.17
	Second Quarter	313.08	282.86
	Third Quarter	339.50	252.10
	Fourth Quarter	322.49	253.04
2016	First Quarter	308.73	266.30
	Second Quarter	277.55	201.65
	Third Quarter (through August 10, 2016)	260.24	234.02

Income Notes	TS-10

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

AutoNation, Inc.

AutoNation, Inc. retails, finances, and services new and used vehicles. The company also provides other related services and products, such as the sale of parts and accessories, extended service contracts, aftermarket automotive products, and collision repair services. Its common stock trades on the NYSE under the symbol “AN.” The company’s CIK number is 0350698.

		High ($)	Low ($)
2008	First Quarter	16.59	12.3
	Second Quarter	17.00	10.02
	Third Quarter	13.33	7.57
	Fourth Quarter	11.49	4.21
2009	First Quarter	14.29	7.91
	Second Quarter	18.05	13.97
	Third Quarter	20.69	16.35
	Fourth Quarter	21.17	17.24
2010	First Quarter	20.69	17.59
	Second Quarter	21.80	18.04
	Third Quarter	24.85	18.3
	Fourth Quarter	28.46	22.86
2011	First Quarter	35.71	27.53
	Second Quarter	36.61	31.15
	Third Quarter	40.93	32.69
	Fourth Quarter	40.79	31.54
2012	First Quarter	37.18	33.26
	Second Quarter	37.48	32.54
	Third Quarter	43.67	36.76
	Fourth Quarter	48.45	38.42
2013	First Quarter	48.60	39.59
	Second Quarter	47.13	41.18
	Third Quarter	54.10	44.56
	Fourth Quarter	52.37	46.91
2014	First Quarter	53.71	46.84
	Second Quarter	59.68	52.18
	Third Quarter	61.23	48.96
	Fourth Quarter	60.88	47.21
2015	First Quarter	64.52	56.12
	Second Quarter	65.83	61.36
	Third Quarter	66.20	56.23
	Fourth Quarter	65.32	57.83
2016	First Quarter	58.69	41.53
	Second Quarter	51.34	43.95
	Third Quarter (through August 10, 2016)	53.35	45.71

Income Notes	TS-11

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Anthem, Inc.

Anthem, Inc. is a health benefits company. The company provides health benefits, dental and vision benefits, pharmacy benefits, life insurance, and life and disability insurance benefits. Anthem's operations include Blue Cross and Blue Shield plans. Its common stock trades on the NYSE under the symbol “ANTM.” The company’s CIK number is 1156039.

		High ($)	Low ($)
2008	First Quarter	89.28	43.23
	Second Quarter	56.66	45.80
	Third Quarter	57.57	44.40
	Fourth Quarter	47.50	29.44
2009	First Quarter	46.10	30.10
	Second Quarter	51.45	37.96
	Third Quarter	55.47	47.36
	Fourth Quarter	60.36	44.72
2010	First Quarter	68.06	58.46
	Second Quarter	65.34	48.93
	Third Quarter	56.69	47.43
	Fourth Quarter	59.97	54.34
2011	First Quarter	69.79	57.95
	Second Quarter	81.78	68.06
	Third Quarter	80.79	57.01
	Fourth Quarter	70.75	62.32
2012	First Quarter	73.80	63.84
	Second Quarter	72.95	63.79
	Third Quarter	63.20	52.93
	Fourth Quarter	63.03	54.33
2013	First Quarter	66.28	58.93
	Second Quarter	81.84	67.18
	Third Quarter	89.26	81.09
	Fourth Quarter	93.92	83.60
2014	First Quarter	100.97	84.25
	Second Quarter	108.82	92.00
	Third Quarter	124.17	107.29
	Fourth Quarter	129.16	111.06
2015	First Quarter	158.38	123.26
	Second Quarter	171.04	150.93
	Third Quarter	165.22	136.31
	Fourth Quarter	148.81	127.86
2016	First Quarter	144.17	117.22
	Second Quarter	147.52	124.85
	Third Quarter (through August 10, 2016)	142.94	125.56

Income Notes	TS-12

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Comcast Corporation

Comcast Corporation provides media and television broadcasting services. The company offers video streaming, television programming, high-speed internet, cable television, and communication services. Its common stock trades on the NASDAQ under the symbol “CMCSA.” The company’s CIK number is 1166691.

		High ($)	Low ($)
2008	First Quarter	20.54	16.62
	Second Quarter	22.72	18.61
	Third Quarter	22.28	18.01
	Fourth Quarter	19.35	13.07
2009	First Quarter	17.99	11.22
	Second Quarter	16.65	13.53
	Third Quarter	17.55	13.26
	Fourth Quarter	17.64	14.06
2010	First Quarter	18.83	15.21
	Second Quarter	20.39	16.77
	Third Quarter	19.56	17.00
	Fourth Quarter	22.25	17.66
2011	First Quarter	25.77	22.37
	Second Quarter	26.68	23.44
	Third Quarter	25.97	19.78
	Fourth Quarter	24.80	20.36
2012	First Quarter	30.35	24.50
	Second Quarter	31.97	28.28
	Third Quarter	36.43	31.10
	Fourth Quarter	38.09	35.13
2013	First Quarter	41.98	37.90
	Second Quarter	43.73	38.91
	Third Quarter	45.84	40.66
	Fourth Quarter	51.97	44.33
2014	First Quarter	55.24	49.10
	Second Quarter	54.13	47.96
	Third Quarter	57.23	52.68
	Fourth Quarter	58.88	49.59
2015	First Quarter	60.57	53.15
	Second Quarter	61.27	56.28
	Third Quarter	64.50	53.85
	Fourth Quarter	63.06	56.40
2016	First Quarter	61.08	53.55
	Second Quarter	65.19	60.25
	Third Quarter (through August 10, 2016)	67.92	65.01

Income Notes	TS-13

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Dover Corporation

Dover Corporation manufactures a variety of specialized industrial products and manufacturing equipment. The company operates through four business segments: energy, engineered systems, fluids, and refrigeration and food equipment. Its common stock trades on the NYSE under the symbol “DOV.” The company’s CIK number is 29905.

		High ($)	Low ($)
2008	First Quarter	36.85	29.49
	Second Quarter	44.94	35.12
	Third Quarter	42.06	32.24
	Fourth Quarter	32.94	19.88
2009	First Quarter	29.60	18.30
	Second Quarter	30.03	22.20
	Third Quarter	32.66	25.47
	Fourth Quarter	35.56	30.52
2010	First Quarter	39.30	34.05
	Second Quarter	44.96	34.67
	Third Quarter	43.31	34.10
	Fourth Quarter	48.91	43.24
2011	First Quarter	56.20	47.00
	Second Quarter	56.44	50.46
	Third Quarter	57.93	38.22
	Fourth Quarter	48.88	37.03
2012	First Quarter	55.26	47.66
	Second Quarter	53.12	42.78
	Third Quarter	51.13	42.26
	Fourth Quarter	54.51	45.81
2013	First Quarter	61.82	55.25
	Second Quarter	66.88	56.41
	Third Quarter	76.70	63.53
	Fourth Quarter	80.08	72.05
2014	First Quarter	82.51	68.55
	Second Quarter	90.95	80.78
	Third Quarter	91.07	80.33
	Fourth Quarter	83.12	67.76
2015	First Quarter	74.50	68.59
	Second Quarter	77.77	69.40
	Third Quarter	70.03	55.99
	Fourth Quarter	66.57	56.51
2016	First Quarter	66.30	52.65
	Second Quarter	72.08	62.31
	Third Quarter (through August 10, 2016)	73.74	67.10

Income Notes	TS-14

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Facebook, Inc.

Facebook, Inc. operates a social networking website. The company's website allows people to communicate with their family, friends, and coworkers. Facebook develops technologies that facilitate the sharing of information, photographs, website links, and videos. The company’s users have the ability to share and restrict information based on their own specific criteria. Its Class A common stock trades on the NASDAQ under the symbol “FB.” The company’s CIK number is 1326801.

		High ($)	Low ($)
2012
	Second Quarter (started on May 17, 2012)	38.37	25.87
	Third Quarter	32.17	17.73
	Fourth Quarter	28.24	18.99
2013	First Quarter	32.46	25.14
	Second Quarter	28.97	22.90
	Third Quarter	51.24	24.37
	Fourth Quarter	57.96	44.82
2014	First Quarter	72.03	53.53
	Second Quarter	67.60	56.14
	Third Quarter	79.04	62.76
	Fourth Quarter	81.45	72.63
2015	First Quarter	85.31	74.05
	Second Quarter	88.86	77.46
	Third Quarter	98.39	82.09
	Fourth Quarter	109.01	90.95
2016	First Quarter	116.14	94.16
	Second Quarter	120.50	108.76
	Third Quarter (through August 10, 2016)	125.26	114.00

Income Notes	TS-15

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Twenty-First Century Fox, Inc.

Twenty-First Century Fox, Inc. is a diversified media company. The company's media and entertainment operations include the production and distribution motion pictures and television programming, music, radio broadcasting, and sports. Its Class A common stock trades on the NASDAQ under the symbol “FOXA.” The company’s CIK number is 1308161.

		High ($)	Low ($)
2008	First Quarter	17.75	15.78
	Second Quarter	17.33	13.28
	Third Quarter	13.10	10.39
	Fourth Quarter	10.53	4.83
2009	First Quarter	8.70	4.41
	Second Quarter	9.37	6.15
	Third Quarter	10.87	7.20
	Fourth Quarter	12.34	9.95
2010	First Quarter	12.85	10.96
	Second Quarter	14.34	10.56
	Third Quarter	12.67	10.44
	Fourth Quarter	13.20	11.45
2011	First Quarter	15.64	12.48
	Second Quarter	16.19	14.17
	Third Quarter	16.01	12.03
	Fourth Quarter	15.78	13.25
2012	First Quarter	17.88	16.09
	Second Quarter	19.70	16.38
	Third Quarter	22.09	19.04
	Fourth Quarter	22.52	20.42
2013	First Quarter	27.10	23.07
	Second Quarter	29.56	26.79
	Third Quarter	33.51	29.21
	Fourth Quarter	35.18	32.20
2014	First Quarter	35.63	30.73
	Second Quarter	36.21	31.65
	Third Quarter	36.30	31.30
	Fourth Quarter	39.01	31.77
2015	First Quarter	37.85	32.80
	Second Quarter	34.65	32.26
	Third Quarter	34.49	25.19
	Fourth Quarter	31.28	27.07
2016	First Quarter	28.23	24.14
	Second Quarter	31.06	26.37
	Third Quarter (through August 10, 2016)	28.12	25.41

Income Notes	TS-16

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Frontier Communications Corporation

Frontier Communications Corporation provides communications services to residential and business customers in urban, suburban, and rural communities in the United States. The company offers a variety of communications solutions services through its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and frontier secure digital protection. Its common shares trade on the NASDAQ under the symbol “FTR.” The company’s CIK number is 20520.

		High ($)	Low ($)
2008	First Quarter	12.52	10.16
	Second Quarter	11.66	10.07
	Third Quarter	12.94	11.26
	Fourth Quarter	11.49	6.69
2009	First Quarter	8.81	5.39
	Second Quarter	7.99	6.65
	Third Quarter	7.54	6.52
	Fourth Quarter	8.46	7.12
2010	First Quarter	7.96	7.31
	Second Quarter	8.34	7.11
	Third Quarter	8.24	7.03
	Fourth Quarter	9.66	8.18
2011	First Quarter	9.77	7.87
	Second Quarter	8.88	7.82
	Third Quarter	8.20	6.11
	Fourth Quarter	6.28	4.81
2012	First Quarter	5.33	4.02
	Second Quarter	4.37	3.22
	Third Quarter	4.98	3.59
	Fourth Quarter	4.90	4.17
2013	First Quarter	4.66	3.82
	Second Quarter	4.42	3.80
	Third Quarter	4.74	3.96
	Fourth Quarter	4.98	4.22
2014	First Quarter	5.71	4.42
	Second Quarter	6.06	5.43
	Third Quarter	6.82	5.73
	Fourth Quarter	7.13	5.76
2015	First Quarter	8.42	6.44
	Second Quarter	7.43	4.88
	Third Quarter	5.61	4.54
	Fourth Quarter	5.42	4.50
2016	First Quarter	5.79	3.94
	Second Quarter	5.68	4.60
	Third Quarter (through August 10, 2016)	5.20	4.82

Income Notes	TS-17

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

General Dynamics Corporation

General Dynamics Corporation is a defense company. The company offers a portfolio of products and services in business aviation, combat vehicles, weapons systems and munitions, shipbuilding design and construction, and information systems, technologies and services. Its common stock trades on the NYSE under the symbol “GD.” The company’s CIK number is 40533.

		High ($)	Low ($)
2008	First Quarter	88.93	78.85
	Second Quarter	94.60	82.90
	Third Quarter	94.25	71.40
	Fourth Quarter	72.00	48.54
2009	First Quarter	61.23	36.31
	Second Quarter	60.46	42.19
	Third Quarter	64.61	51.54
	Fourth Quarter	70.66	62.55
2010	First Quarter	78.48	66.35
	Second Quarter	78.67	58.56
	Third Quarter	64.32	55.87
	Fourth Quarter	71.10	61.75
2011	First Quarter	78.11	69.97
	Second Quarter	77.42	69.37
	Third Quarter	75.81	55.87
	Fourth Quarter	66.92	55.67
2012	First Quarter	73.91	67.40
	Second Quarter	74.09	61.96
	Third Quarter	67.20	61.99
	Fourth Quarter	70.40	62.13
2013	First Quarter	71.86	64.57
	Second Quarter	79.12	65.99
	Third Quarter	89.65	78.07
	Fourth Quarter	95.55	84.28
2014	First Quarter	112.66	94.46
	Second Quarter	120.89	104.99
	Third Quarter	129.45	114.39
	Fourth Quarter	145.36	117.85
2015	First Quarter	142.24	132.19
	Second Quarter	145.99	131.27
	Third Quarter	153.28	135.11
	Fourth Quarter	150.78	136.71
2016	First Quarter	138.24	124.18
	Second Quarter	145.71	130.84
	Third Quarter (through August 10, 2016)	151.47	138.41

Income Notes	TS-18

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

HP Inc.

HP Inc. provides imaging and printing systems, computing systems, mobile devices, solutions, and services for business and home. The company’s products include laser and inkjet printers, scanners, copiers and faxes, personal computers, workstations, storage solutions, and other computing and printing systems. Its common stock trades on the NYSE under the symbol “HPQ.” The company’s CIK number is 47217.

		High ($)	Low ($)
2008	First Quarter	22.54	18.39
	Second Quarter	22.31	20.07
	Third Quarter	21.98	18.82
	Fourth Quarter	20.42	13.32
2009	First Quarter	17.85	11.59
	Second Quarter	17.70	14.93
	Third Quarter	21.74	16.73
	Fourth Quarter	24.03	20.56
2010	First Quarter	24.29	21.35
	Second Quarter	24.75	19.65
	Third Quarter	21.60	17.25
	Fourth Quarter	20.09	18.45
2011	First Quarter	22.24	18.22
	Second Quarter	18.87	15.55
	Third Quarter	17.01	10.13
	Fourth Quarter	12.90	10.08
2012	First Quarter	13.57	10.46
	Second Quarter	11.46	8.79
	Third Quarter	9.24	7.59
	Fourth Quarter	7.81	5.32
2013	First Quarter	10.82	6.82
	Second Quarter	11.55	8.88
	Third Quarter	12.39	9.53
	Fourth Quarter	12.85	9.42
2014	First Quarter	14.78	12.46
	Second Quarter	15.96	14.34
	Third Quarter	17.32	15.21
	Fourth Quarter	18.49	14.64
2015	First Quarter	18.47	14.15
	Second Quarter	15.78	13.61
	Third Quarter	14.18	11.15
	Fourth Quarter	14.64	11.43
2016	First Quarter	12.32	9.02
	Second Quarter	13.87	11.43
	Third Quarter (through August 10, 2016)	14.31	12.36

Income Notes	TS-19

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Eli Lilly and Company

Eli Lilly and Company discovers, develops, manufactures, and sells pharmaceutical products for humans and animals. Eli Lilly products include neuroscience, endocrine, anti-infectives, cardiovascular agents, oncology, and animal health products. Its common stock trades on the NYSE under the symbol “LLY.” The company’s CIK number is 59478.

		High ($)	Low ($)
2008	First Quarter	57.18	47.81
	Second Quarter	53.06	45.61
	Third Quarter	49.25	43.92
	Fourth Quarter	43.69	29.91
2009	First Quarter	40.57	27.47
	Second Quarter	35.95	31.88
	Third Quarter	35.15	32.40
	Fourth Quarter	37.51	32.47
2010	First Quarter	37.41	33.95
	Second Quarter	36.92	32.25
	Third Quarter	37.77	33.12
	Fourth Quarter	38.06	33.66
2011	First Quarter	35.84	33.63
	Second Quarter	39.15	34.99
	Third Quarter	39.32	34.49
	Fourth Quarter	41.75	35.58
2012	First Quarter	41.80	38.49
	Second Quarter	42.91	39.18
	Third Quarter	47.64	41.98
	Fourth Quarter	53.81	45.91
2013	First Quarter	56.79	49.51
	Second Quarter	58.33	49.06
	Third Quarter	54.96	49.92
	Fourth Quarter	51.34	47.65
2014	First Quarter	59.85	50.73
	Second Quarter	63.10	58.21
	Third Quarter	66.59	60.35
	Fourth Quarter	72.83	61.90
2015	First Quarter	76.36	68.41
	Second Quarter	86.59	70.89
	Third Quarter	89.98	78.26
	Fourth Quarter	87.52	76.98
2016	First Quarter	84.11	69.06
	Second Quarter	78.75	72.57
	Third Quarter (through August 10, 2016)	83.40	78.95

Income Notes	TS-20

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Lam Research Corporation

Lam Research Corporation manufactures, markets, and services semiconductor processing equipment used in the making of integrated circuits. The company's products are used in a variety of electronic products, including cell phones, computers, storage devices and networking equipment. Its common stock trades on the NYSE under the symbol “LRCX.” The company’s CIK number is 707549.

		High ($)	Low ($)
2008	First Quarter	42.91	36.81
	Second Quarter	44.04	36.03
	Third Quarter	39.62	30.10
	Fourth Quarter	30.54	15.00
2009	First Quarter	25.47	18.42
	Second Quarter	28.90	23.43
	Third Quarter	35.21	26.10
	Fourth Quarter	39.48	32.50
2010	First Quarter	41.43	32.25
	Second Quarter	42.90	36.58
	Third Quarter	42.84	36.11
	Fourth Quarter	52.71	39.94
2011	First Quarter	58.39	47.20
	Second Quarter	56.32	42.04
	Third Quarter	45.27	35.38
	Fourth Quarter	45.01	34.86
2012	First Quarter	44.91	36.65
	Second Quarter	44.17	35.99
	Third Quarter	37.82	31.30
	Fourth Quarter	37.69	31.57
2013	First Quarter	43.12	36.98
	Second Quarter	48.53	40.42
	Third Quarter	51.99	44.21
	Fourth Quarter	54.94	49.75
2014	First Quarter	56.59	48.58
	Second Quarter	67.58	52.11
	Third Quarter	76.77	67.69
	Fourth Quarter	84.30	65.91
2015	First Quarter	84.48	70.24
	Second Quarter	83.87	70.26
	Third Quarter	83.23	61.77
	Fourth Quarter	80.75	64.44
2016	First Quarter	82.60	64.21
	Second Quarter	87.18	73.14
	Third Quarter (through August 10, 2016)	93.29	81.89

Income Notes	TS-21

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

MetLife, Inc.

MetLife, Inc. provides individual insurance, employee benefits, and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. The company's products include life insurance, annuities, automobile and homeowners insurance, retail banking, and other financial services to individuals, as well as group insurance. Its common stock trades on the NYSE under the symbol “MET.” The company’s CIK number is 1099219.

		High ($)	Low ($)
2008	First Quarter	61.52	54.62
	Second Quarter	62.88	52.77
	Third Quarter	63.00	43.75
	Fourth Quarter	48.15	16.48
2009	First Quarter	35.97	12.10
	Second Quarter	35.50	23.43
	Third Quarter	40.83	26.90
	Fourth Quarter	38.35	33.22
2010	First Quarter	43.34	33.64
	Second Quarter	47.10	37.76
	Third Quarter	42.73	36.49
	Fourth Quarter	44.92	37.74
2011	First Quarter	48.63	42.28
	Second Quarter	46.79	39.24
	Third Quarter	44.38	26.82
	Fourth Quarter	36.82	26.60
2012	First Quarter	39.46	32.04
	Second Quarter	38.00	27.82
	Third Quarter	36.25	28.64
	Fourth Quarter	37.11	30.91
2013	First Quarter	40.20	34.64
	Second Quarter	46.10	35.53
	Third Quarter	51.47	45.85
	Fourth Quarter	54.02	46.38
2014	First Quarter	54.55	47.06
	Second Quarter	56.55	49.19
	Third Quarter	57.22	51.08
	Fourth Quarter	56.36	47.71
2015	First Quarter	53.91	46.50
	Second Quarter	57.70	50.25
	Third Quarter	57.70	46.07
	Fourth Quarter	51.69	46.42
2016	First Quarter	47.32	35.21
	Second Quarter	46.90	36.53
	Third Quarter (through August 10, 2016)	43.70	37.85

Income Notes	TS-22

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Mylan N.V.

Mylan N.V. is a generic and specialty pharmaceuticals company and is incorporated in The Netherlands. The company operates an active pharmaceutical ingredient manufacturer and runs a specialty business focused on respiratory, allergy, and psychiatric therapies. Its common stock trades on the NASDAQ under the symbol “MYL.” The company’s CIK number is 1623613.

		High ($)	Low ($)
2008	First Quarter	15.40	10.33
	Second Quarter	13.35	11.40
	Third Quarter	14.02	10.85
	Fourth Quarter	11.28	5.77
2009	First Quarter	13.69	9.86
	Second Quarter	14.60	12.58
	Third Quarter	16.21	12.10
	Fourth Quarter	19.04	15.59
2010	First Quarter	22.92	17.41
	Second Quarter	23.25	17.04
	Third Quarter	18.92	16.86
	Fourth Quarter	21.42	18.40
2011	First Quarter	23.96	21.14
	Second Quarter	25.23	22.04
	Third Quarter	24.98	16.99
	Fourth Quarter	21.83	16.16
2012	First Quarter	23.69	20.75
	Second Quarter	23.54	20.64
	Third Quarter	24.55	21.54
	Fourth Quarter	28.30	23.44
2013	First Quarter	31.01	27.54
	Second Quarter	31.87	27.96
	Third Quarter	38.95	30.37
	Fourth Quarter	44.50	37.87
2014	First Quarter	57.20	42.26
	Second Quarter	52.10	45.72
	Third Quarter	52.34	44.97
	Fourth Quarter	58.62	45.27
2015	First Quarter	64.96	52.74
	Second Quarter	76.06	57.94
	Third Quarter	71.49	39.80
	Fourth Quarter	55.28	39.16
2016	First Quarter	54.09	41.42
	Second Quarter	48.80	38.62
	Third Quarter (through August 10, 2016)	49.92	42.67

Income Notes	TS-23

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Newell Brands Inc.

Newell Brands Inc. retails consumer products. The company offers housewares, home furnishings, office supplies, tools and hardware, and hair accessories. Its common stock trades on the NYSE under the symbol “NWL.” The company’s CIK number is 814453.

		High ($)	Low ($)
2008	First Quarter	25.28	22.00
	Second Quarter	23.72	16.79
	Third Quarter	20.92	15.44
	Fourth Quarter	17.34	9.41
2009	First Quarter	10.56	4.54
	Second Quarter	11.86	6.64
	Third Quarter	15.85	9.85
	Fourth Quarter	15.50	13.99
2010	First Quarter	15.82	13.36
	Second Quarter	17.71	14.64
	Third Quarter	18.07	14.28
	Fourth Quarter	18.38	16.74
2011	First Quarter	20.21	17.64
	Second Quarter	19.73	14.34
	Third Quarter	16.13	11.44
	Fourth Quarter	16.42	11.14
2012	First Quarter	19.30	16.23
	Second Quarter	19.03	16.79
	Third Quarter	19.71	16.67
	Fourth Quarter	22.27	18.87
2013	First Quarter	26.10	21.80
	Second Quarter	28.21	25.00
	Third Quarter	27.73	24.99
	Fourth Quarter	32.41	26.56
2014	First Quarter	32.40	29.18
	Second Quarter	31.42	28.49
	Third Quarter	35.01	30.85
	Fourth Quarter	38.41	31.92
2015	First Quarter	40.21	36.77
	Second Quarter	41.82	38.13
	Third Quarter	44.46	38.56
	Fourth Quarter	48.16	40.29
2016	First Quarter	44.95	33.76
	Second Quarter	49.46	43.42
	Third Quarter (through August 10, 2016)	54.19	48.02

Income Notes	TS-24

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

PACCAR Inc.

PACCAR Inc. designs, develops, manufactures, and distributes light, medium, and heavy-duty trucks, and related aftermarket distribution of parts. The company also offers finance and leasing services to its customers and dealers. Its common stock trades on the NASDAQ under the symbol “PCAR.” The company’s CIK number is 75362.

		High ($)	Low ($)
2008	First Quarter	53.04	41.45
	Second Quarter	53.39	41.83
	Third Quarter	44.81	36.22
	Fourth Quarter	36.19	22.11
2009	First Quarter	32.04	20.89
	Second Quarter	35.83	26.14
	Third Quarter	39.74	29.13
	Fourth Quarter	39.68	35.31
2010	First Quarter	43.87	33.97
	Second Quarter	48.06	38.86
	Third Quarter	48.15	39.16
	Fourth Quarter	57.49	47.57
2011	First Quarter	57.84	47.62
	Second Quarter	54.31	45.50
	Third Quarter	53.39	33.42
	Fourth Quarter	44.19	32.63
2012	First Quarter	47.75	38.65
	Second Quarter	47.14	35.93
	Third Quarter	43.05	35.91
	Fourth Quarter	45.32	39.57
2013	First Quarter	51.08	45.63
	Second Quarter	54.63	47.38
	Third Quarter	58.05	53.47
	Fourth Quarter	59.17	54.07
2014	First Quarter	67.65	54.00
	Second Quarter	68.27	61.21
	Third Quarter	67.25	56.88
	Fourth Quarter	70.76	55.59
2015	First Quarter	68.15	60.11
	Second Quarter	67.41	61.20
	Third Quarter	65.66	51.77
	Fourth Quarter	55.80	45.16
2016	First Quarter	55.18	44.30
	Second Quarter	60.23	48.88
	Third Quarter (through August 10, 2016)	59.08	50.48

Income Notes	TS-25

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

QUALCOMM Incorporated

QUALCOMM Incorporated manufactures digital wireless communications technology and equipment. The company licenses its digital communication technology to other companies and produces other digital technologies used by wireless services. Its common stock trades on the NASDAQ under the symbol “QCOM.” The company’s CIK number is 804328.

		High ($)	Low ($)
2008	First Quarter	43.79	35.99
	Second Quarter	50.36	41.19
	Third Quarter	56.37	39.88
	Fourth Quarter	42.30	29.21
2009	First Quarter	39.54	32.78
	Second Quarter	46.34	39.36
	Third Quarter	48.45	43.06
	Fourth Quarter	46.86	40.68
2010	First Quarter	49.47	35.56
	Second Quarter	43.29	32.84
	Third Quarter	45.13	31.96
	Fourth Quarter	49.99	43.89
2011	First Quarter	59.58	50.18
	Second Quarter	58.59	52.25
	Third Quarter	59.36	46.40
	Fourth Quarter	57.40	47.65
2012	First Quarter	68.59	55.27
	Second Quarter	68.33	53.56
	Third Quarter	65.08	53.73
	Fourth Quarter	64.35	57.43
2013	First Quarter	67.97	63.45
	Second Quarter	67.29	59.89
	Third Quarter	70.09	59.39
	Fourth Quarter	74.25	65.71
2014	First Quarter	79.28	71.12
	Second Quarter	81.32	77.61
	Third Quarter	81.60	72.49
	Fourth Quarter	78.51	69.26
2015	First Quarter	74.51	62.46
	Second Quarter	71.06	62.62
	Third Quarter	65.14	52.43
	Fourth Quarter	60.87	46.83
2016	First Quarter	53.30	42.96
	Second Quarter	55.98	50.03
	Third Quarter (through August 10, 2016)	62.58	51.94

Income Notes	TS-26

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Simon Property Group, Inc.

Simon Property Group, Inc. is a real estate investment trust. The company owns, develops, and manages retail real estate properties including regional malls, outlet centers, community/lifestyle centers, and international properties. Its common stock trades on the NYSE under the symbol “SPG.” The company’s CIK number is 1063761.

		High ($)	Low ($)
2008	First Quarter	85.74	69.47
	Second Quarter	94.19	80.71
	Third Quarter	90.67	73.04
	Fourth Quarter	84.12	34.12
2009	First Quarter	47.97	24.08
	Second Quarter	52.31	30.57
	Third Quarter	69.11	42.89
	Fourth Quarter	78.08	60.17
2010	First Quarter	80.53	65.30
	Second Quarter	87.24	75.92
	Third Quarter	91.43	72.66
	Fourth Quarter	99.90	88.00
2011	First Quarter	103.46	89.65
	Second Quarter	111.00	98.50
	Third Quarter	115.08	93.78
	Fourth Quarter	123.17	100.14
2012	First Quarter	136.97	119.15
	Second Quarter	148.16	133.26
	Third Quarter	153.76	142.11
	Fourth Quarter	148.64	137.96
2013	First Quarter	153.73	147.71
	Second Quarter	169.56	145.34
	Third Quarter	156.13	134.02
	Fourth Quarter	150.91	139.50
2014	First Quarter	154.54	141.62
	Second Quarter	169.84	154.57
	Third Quarter	173.18	162.71
	Fourth Quarter	187.46	164.38
2015	First Quarter	205.16	179.35
	Second Quarter	200.80	171.00
	Third Quarter	194.78	174.60
	Fourth Quarter	206.19	181.69
2016	First Quarter	207.69	178.93
	Second Quarter	216.90	193.49
	Third Quarter (through August 10, 2016)	227.60	215.59

Income Notes	TS-27

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

AT&T Inc.

AT&T Inc. is a communications holding company. The company, through its subsidiaries and affiliates, provides local and long-distance phone service, wireless and data communications, Internet access and messaging, IP-based and satellite television, security services, telecommunications equipment, and directory advertising and publishing. Its common stock trades on the NYSE under the symbol “T.” The company’s CIK number is 732717.

		High ($)	Low ($)
2008	First Quarter	41.43	34.36
	Second Quarter	40.51	32.76
	Third Quarter	33.30	27.75
	Fourth Quarter	29.98	22.42
2009	First Quarter	29.42	21.72
	Second Quarter	26.83	23.67
	Third Quarter	27.43	23.38
	Fourth Quarter	28.34	25.31
2010	First Quarter	28.58	24.77
	Second Quarter	26.66	24.13
	Third Quarter	28.92	24.29
	Fourth Quarter	29.44	27.70
2011	First Quarter	30.71	27.33
	Second Quarter	31.86	30.13
	Third Quarter	31.68	27.54
	Fourth Quarter	30.24	27.41
2012	First Quarter	31.84	29.16
	Second Quarter	35.71	30.13
	Third Quarter	38.25	34.63
	Fourth Quarter	38.34	33.14
2013	First Quarter	36.86	33.20
	Second Quarter	39.00	34.35
	Third Quarter	35.96	33.32
	Fourth Quarter	36.45	33.11
2014	First Quarter	35.07	31.86
	Second Quarter	36.74	34.49
	Third Quarter	36.59	34.21
	Fourth Quarter	35.90	32.14
2015	First Quarter	34.87	32.62
	Second Quarter	36.18	32.51
	Third Quarter	35.77	31.80
	Fourth Quarter	34.93	32.31
2016	First Quarter	39.45	33.51
	Second Quarter	43.21	37.86
	Third Quarter (through August 10, 2016)	43.47	42.30

Income Notes	TS-28

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Supplement to the Plan of Distribution

We may deliver the notes against payment therefor in New York, New York on a date that is greater than three business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the notes occurs more than three business days from the pricing date, purchasers who wish to trade the notes more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S acting as a principal in effecting the transaction for your account.

MLPF&S may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices, and these will include MLPF&S’s trading commissions and mark-ups. MLPF&S may act as principal or agent in these market-making transactions; however, it is not obligated to engage in any such transactions. At MLPF&S’s discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S may offer to buy the notes in the secondary market at a price that may exceed the estimated initial value of the notes. Any price offered by MLPF&S for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the Basket Stocks, the remaining term of the notes, and the issuer’s creditworthiness. However, neither we nor any of our affiliates is obligated to purchase your notes at any price, or at any time, and we cannot assure you that we, MLPF&S or any of our respective affiliates will purchase your notes at a price that equals or exceeds the estimated initial value of the notes.

The value of the notes shown on your account statement provided by MLPF&S will be based on their estimate of the value of the notes if MLPF&S or one of its affiliates were to make a market in the notes, which it is not obligated to do. This estimate will be based upon the price that MLPF&S may pay for the notes in light of then-prevailing market conditions, and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the estimated initial value of the notes.

The distribution of the Note Prospectus in connection with these offers or sales will be solely for the purpose of providing investors with the description of the terms of the notes that was made available to investors in connection with their initial offering. Secondary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding HSBC or for any purpose other than that described in the immediately preceding sentence.

An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the following, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:

•	the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;
•	a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; and
•	a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s household as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account.

Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or other non-retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings incentive match plan for employees (“SIMPLEs”), and single-participant or owners only accounts (i.e., retirement accounts held by self-employed individuals, business owners or partners with no employees other than their spouses).

Please contact your Merrill Lynch financial advisor if you have any questions about the application of these provisions to your specific circumstances or think you are eligible.

Role of MLPF&S

MLPF&S will participate as selling agent in the distribution of the notes. Under our distribution agreement with MLPF&S, MLPF&S will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.

We are required to pay the Coupon Payments and the principal amount to holders of the notes. In order to meet these payment obligations, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with MLPF&S or one of its affiliates. The terms of these hedging arrangements are determined by MLPF&S seeking bids from market participants, which could include one of our affiliates and MLPF&S and its affiliates. These hedging arrangements take into account a number of factors, including the issuer’s creditworthiness, interest rate movements, the volatility of the

Income Notes	TS-29

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Basket Stocks, the tenor of the notes and the tenor of the hedging arrangements. The economic terms of the notes depend in part on the terms of the hedging arrangements.

MLPF&S has advised us that the hedging arrangements will include a hedging related charge of approximately $0.075 per unit, reflecting an estimated profit to be credited to MLPF&S from these transactions. Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by MLPF&S or any third party hedge providers.

For further information, see “Risk Factors—General Risks Relating to the Notes” beginning on page PS-5 and “Use of Proceeds” on page PS-14 of product supplement STOCK INCOME-1.

Material U.S. Federal Income Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:

▪	There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes.

▪	We intend to treat the notes as variable rate debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the notes, you agree to treat the notes as variable rate debt instruments for all U.S. federal income tax purposes and, based on certain factual representations received from us, in the opinion of Morrison & Foerster LLP, our special U.S. tax counsel, it is reasonable to treat the notes as variable rate debt instruments.

▪	Assuming the notes are treated as variable rate debt instruments, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

▪	Upon the disposition of a note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. holder. Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term debt instruments otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

▪	Recently finalized Treasury regulations provide that withholding on “dividend equivalent” payments (as discussed in the product supplement and prospectus supplement), if any, will not apply to notes issued before January 1, 2017. Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the prospectus supplement) on payments of gross proceeds from a sale or redemption of the notes will only apply to payments made after December 31, 2018.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-30 of product supplement STOCK INCOME-1.

Income Notes	TS-30

Income Notes Linked to a Basket of 20 Common Equity Securities, due August , 2022

Where You Can Find More Information

We have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents that we have filed with the SEC, for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you these documents if you so request by calling MLPF&S toll-free at 1-800-294-1322.

Market-Linked Investments Classification

MLPF&S classifies certain market-linked investments (the “Market-Linked Investments”) into categories, each with different investment characteristics. The following description is meant solely for informational purposes and is not intended to represent any particular Market Downside Protection Market-Linked Investment or guarantee any performance.

Market Downside Protection Market-Linked Investments combine some of the capital preservation features of traditional bonds with the growth potential of equities and other asset classes. They offer full or partial market downside protection at maturity, while offering market exposure that may provide better returns than comparable fixed income securities. It is important to note that the market downside protection feature provides investors with protection only at maturity, subject to issuer credit risk. In addition, in exchange for full or partial protection, you forfeit dividends and full exposure to the linked asset’s upside. In some circumstances, this could result in a lower return than with a direct investment in the asset.

Income Notes	TS-31